Exhibit 23.2
Consent of Robison, Hill & Co.

             [Letterhead of Robison, Hill & CO.]



October 4, 1999





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re:  Consent to be named in the S-8 Registration
          Statement of Empire Energy Corporation (the
          "Registrant") to be filed on or about October 5, 1999, covering the registration and issuance of up to 1,000,000 shares of common stock to pursuant to Registrant 1999 Stock Plan (the "Plan")


Ladies and Gentlemen:

     We hereby consent to the use by reference of our report for the years ended December 31, 1998 and 1997, dated February 3, 1999, in the above referenced Registration Statement. We also consent to the use of our names as "Experts" in such Registration Statement.

                                                 /s/ Robison, Hill & CO.
                                                 -----------------------
                                                 Robison, Hill & CO.
                                                 Certified Public Accountants

Salt Lake City, Utah